Q4 and FY2017 Earnings Presentation 1March 9, 2018 Exhibit 99.2

Q4 and FY2017 Earnings Call Agenda I. Introduction Tomas Johnston, Acting General Counsel II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers 2

Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a limited number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes or obtain comparable services through other forms of transportation; dependence on U.S. government agency contracts that are subject to budget appropriations; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record and level of reliability; the impact of increased United States (“U.S.”) and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter(s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of aviation service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of used helicopters and parts; the Company’s reliance on information technology; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; significant increases in fuel costs; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the Company’s ability to remediate the material weakness in its internal controls over financial reporting described in “Item 9A. Controls and Procedures” of its Annual Report on Form 10-K for the year ended December 31, 2016; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes an illustrative calculation of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the market value of the Company’s owned helicopters (as determined by third party appraisals) plus the book value of the Company’s other assets less the Company’s liabilities. For the purposes of this Net Asset Value calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet or the Company. 3

This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non- GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio.  The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense. The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA. Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated under the Company’s credit facility (as amended) differently than as presented elsewhere in this presentation. Non-GAAP Financial Measures Reconciliation 4

• 2017 was Era's best safety year on record – OSHA TRIR of 0.17 – ZERO Air Accidents – Focused on continuous improvement in 2018 • In January 2018, Era made final progress payment of $2.8 million and took delivery of our fourth S92 heavy helicopter • On February 23, 2018, Era sold our flightseeing assets in Alaska for $10.0 million – Consisted of 8x AS350 single engine helicopters, 2 operating facilities and related property and equipment • On March 7, 2018, Era Group executed an amendment to our revolving credit facility – Extends the maturity date to March 31, 2021 – Reduced the aggregate commitments from $200 million to $125 million – Revised the definition of EBITDA under the Facility to permit an add-back for on-going litigation expenses related to the H225 helicopters – Adjusted the interest coverage and senior secured leverage covenants to remain at the June 30, 2017 levels through the extended maturity of the Facility Safety Update and Recent Developments 5

• Era continued to generate positive operating cash flow in Q4 2017, raising the FY2017 total to $20.1 million – Subtracting net cash used in investing activities of $6.0 million, FY2017 net cash flows from operating and investing activities were positive $14.1 million • As of March 2018, all of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits equal to $2.2 million • After giving effect to the recent Facility amendment discussed on the prior page, total available liquidity as of 12/31/2017 was $100.6 million – $13.6 million in cash balances – $3.3 million in escrow deposits – $83.7 million of remaining availability under the Company’s credit facility • Covenant ratios, as defined in the Company’s recently amended credit facility (as of 12/31/17): – Senior secured leverage ratio of 1.4x compared to the current covenant requirement of ≤ 3.25x – Interest coverage ratio of 2.4x compared to the current covenant requirement of ≥ 1.75x Financial Stability 6

Recent Tax Developments U.S. Tax Cuts and Jobs Act Legislation • Corporate tax rate reduced from 35% to 21% – Non-cash deferred tax benefit of approximately $70 million in Q4 2017 • Net operating losses – Pre-2018 losses – 20-yr carryforward, offset 100% of taxable income – Post-2017 losses – indefinite carryforward, offset 80% of taxable income • Interest deduction limitation: limited to 30% of "adjustable taxable income" in tax years beginning January 1, 2018 • Bonus depreciation of 100% on qualified assets placed in service September 27, 2017 through December 31, 2022 • Like-kind exchanges: eliminated for personal property – No longer able to defer gains on sales of helicopters Tax Special Regularization Program (“PERT”) in Brazil • Tax regime in Brazil whereby companies can settle certain income and non-income tax liabilities (settled or contingent) with 24% in installment payments and 76% with the utilization of net operating losses (NOLs) – Aeroleo elected to enter the program during Q4 2017 • Income Statement effect: – Operating expenses: $2.0 million expense – Income Taxes: $3.5 million benefit – Net income statement benefit of $1.5 million 7

• Revenues were $3.9mm lower than Q3 2017 – Primarily due to the end of seasonal activities in Alaska and lower utilization of light helicopters in U.S. oil & gas operations – Partially offset by higher dry-leasing revenues • Operating expenses were $0.4mm higher. – Primarily due to the accounting for PERT in Q4 – Partially offset by lower personnel costs in Brazil, deceases related to the end of seasonal activities and the recognition of a good experience credit in Q4 (which lowered insurance expenses) • G&A expenses were comparable • Income tax benefit of $74.6mm primarily due to changes in U.S. income tax legislation • Adjusted EBITDA decreased by $2.4mm • Net income to Era Group of $61.7mm Q4 2017 Highlights – Sequential Quarter Comparison Revenues ($000s) Adjusted EBITDA ($000s) $75,000 $50,000 $25,000 $0 Q3 2017 Q4 2017 61,385 57,531 $10,000 $5,000 $0 Q3 2017 Q4 2017 6,560 4,168 8

• Revenues were $1.2mm higher than Q4 2016 – Primarily due to higher utilization of medium and heavy helicopters in oil & gas operations – Partially offset by the end of air medical contracts and fewer SAR subscribers • Operating expenses were $6.6mm higher – Primarily due to higher repairs and maintenance expenses and accounting for PERT in Q4 2017 – Partially offset by lower personnel costs and insurance premiums • G&A expenses were $1.5mm higher due to non-routine professional services fees, partially offset by lower personnel expenses • Income tax benefit of $74.6mm primarily due to changes in U.S. income tax legislation • Adjusted EBITDA decreased by $5.2mm • Net income to Era Group of $61.7mm Q4 2017 Highlights – Calendar Quarter Comparison Revenues ($000s) Adjusted EBITDA ($000s) $75,000 $50,000 $25,000 $0 Q4 2016 Q4 2017 56,289 57,531 $15,000 $10,000 $5,000 $0 Q4 2016 Q4 2017 9,384 4,168 9

• Revenues were $15.9mm lower than 2016 – Primarily due to lower revenues from emergency response services and lower utilization of light helicopters in oil & gas operations – Partially offset by higher utilization of medium and heavy helicopters in oil & gas operations and lease return charges on helicopters returned to the Company upon conclusion of dry-lease contracts • Operating expenses were $2.4mm lower – Primarily due to reductions in headcount, lower insurance premiums and reduced activity – Partially offset by higher repairs and maintenance expense related to the timing of repairs and reduced credits, and the accounting for PERT in 2017 • G&A expenses were $5.9m higher primarily due to increased professional services fees • Recognition of $117.0mm loss on impairment of the Company's H225 helicopters • Income tax benefit of $122.7 million primarily due to changes in U.S. income tax legislation and the H225 impairment • Adjusted EBITDA decreased by $16.8mm • Net loss to Era Group of $28.2mm Fiscal Year 2017 Highlights Revenues ($000s) Adjusted EBITDA ($000s) $300,000 $200,000 $100,000 $0 FY2016 FY2017 247,228 231,321 $50,000 $40,000 $30,000 $20,000 $10,000 $0 FY2016 FY2017 $47,114 $30,275 10

11 Appendix

Owned Leased-In Total Average Age(a) Heavy: S92 3 — 3 2 H225 9 — 9 8 AW189 4 — 4 1 Total Heavy 16 — 16 Medium: AW139 36 — 36 8 S76 C+/C++ 5 — 5 11 B212 6 — 6 39 Total Medium 47 — 47 Light – twin engine: A109 7 — 7 12 EC135 13 2 15 9 EC145 2 — 2 9 BK-117 — 2 2 N/A BO-105 3 — 3 28 Total Light – twin engine 25 4 29 Light – single engine: A119 14 — 14 11 AS350 26 — 26 21 Total Light – single engine 40 — 40 Total Helicopters 128 4 132 13 Note: Fleet presented as of 12/31/2017 (a) Average for owned fleet Fleet Overview 12

(in millions, except share data) 12/31/2017 + FMV of Helicopters (3rd party appraisals) $ 670 + NBV of Other PP&E 82 + Working Capital 53 + Other Net Tangible Assets 33 - Total Debt (205) - Deferred Taxes (107) Net Asset Value $ 526 Diluted Share Count 20.8 Current Share Price (3/5/2018) $ 9.43 Current Price % (Disc) / Prem NAV per Share $ 25.38 (62.8)% Net Book Value Per Share $ 21.47 (56.1)% NAV per Share Calculation Notes: 1. NAV calculation only includes fair market value (as determined by third party appraisals) of helicopters that the Company owns; it does not include any value for leased-in helicopters that the Company operates 2. Helicopter fair market values based on annual desktop appraisals performed by Ascend Worldwide as of December 31, 2017 (excluding the H225 helicopters) and HeliValue$ as of October 2017 (for the H225 helicopters) 3. Reference additional information on the Company’s presentation of NAV on page 3 of this presentation 13

• In March 2018, Era entered into a Consent and Amendment to its Revolving Credit Facility that: – extended the agreement until March 31, 2021 – reduced the aggregate principal amount of revolving loan commitments from $200 million to $125 million – revised the definition of EBITDA to permit an add-back for ongoing litigation expenses related to the H225 helicopters – adjusted the interest coverage and senior secured leverage covenants to remain at the June 30, 2017 levels • After giving effect to the amendment, total available liquidity of $100.6 million Healthy Leverage Metrics and Liquidity (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents (including escrow deposits) / total capitalization less cash and cash equivalents (including escrow deposits) December 31, 2017 (per the recently amended Facility) ($000s) Cash and cash equivalents $ 13,583 Escrow deposits 3,250 Credit facility $ 39,000 Promissory notes 21,642 Total secured debt 60,642 7.750% Senior Notes 144,828 Other 2,976 Total debt $ 208,446 Net debt $ 191,613 Shareholders' Equity $ 445,681 Total capitalization $ 654,127 Credit Metrics: (a) Senior Secured Debt / EBITDA 1.4X EBITDA / Interest Expense 2.4X Total Debt / Total Capitalization 32% Net Debt / Net Capitalization 30% Available under credit facility $ 83,735 14

Operating Revenues and Flight Hours by Line of Service Note: Flight hours exclude hours flown by helicopters in the dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services, such as firefighting, and VIP transport (b) Includes revenues and flight hours from SAR and air medical services Three Months Ended Revenue ($000s) 31-Dec-17 30-Sep-17 30-Jun-17 31-Mar-17 31-Dec-16 Oil and gas: (a) U.S. $ 35,075 $ 36,578 $ 32,081 $ 30,341 $ 31,709 International 16,163 16,764 14,284 17,167 14,881 Total oil and gas $ 51,238 $ 53,342 $ 46,365 $ 47,508 $ 46,590 Dry-leasing 3,606 2,558 6,606 3,279 3,719 Emergency Response Services (b) 2,687 2,550 2,771 3,740 5,980 Flightseeing — 2,935 2,136 — — $ 57,531 $ 61,385 $ 57,878 $ 54,527 $ 56,289 Three Months Ended Flight Hours 31-Dec-17 30-Sep-17 30-Jun-17 31-Mar-17 31-Dec-16 Oil and gas:(a) U.S. 5,967 6,732 5,693 5,219 6,294 International 2,218 2,754 2,205 2,636 2,477 Total oil and gas 8,185 9,486 7,898 7,855 8,771 Emergency Response Services (b) 110 90 131 481 885 Flightseeing — 906 673 – – 8,295 10,482 8,702 8,336 9,656 15

Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA (US$ in thousands) 31-Dec-16 31-Mar-17 30-Jun-17 30-Sep-17 31-Dec-17 Net Income (Loss) $ (5,648) $ (5,787) $ (3,072) $ (81,215) $ 61,459 Depreciation 11,339 11,554 11,978 12,103 10,101 Interest Income 429 (250) (185) (206) (119) Interest Expense 4,444 3,589 3,934 4,097 5,143 Income Tax Expense (Benefit) (1,180) (2,103) (726) (45,237) (74,599) EBITDA $ 9,384 $ 7,003 $ 11,929 $ (110,458) $ 1,985 Special Items — — 615 117,018 2,183 Adjusted EBITDA $ 9,384 $ 7,003 $ 12,544 $ 6,560 $ 4,168 Gains on Asset Dispositions, Net ("Gains") (753) (109) (5,061) 122 541 Adjusted EBITDA Excluding Gains $ 8,631 $ 6,894 $ 7,483 $ 6,682 $ 4,709 16 Note: See page 18 of this presentation for a discussion of Special Items

Era

Financial Highlights

($ millions)		Fiscal Year 2013		2014		2015		2016		2017
Revenue	$	299.0	$	331.2	$	281.8	$	247.2	$	231.3
Operating Expenses		186.6		204.4		171.5		169.9		167.4
G&A		38.9		44.0		42.8		36.2		42.1
Depreciation		45.6		46.3		47.3		49.3		45.7
Gains on Asset Dispositions		18.3		6.1		6.0		4.8		4.5
Goodwill Impairment		—		—		(1.9)		—		—
Loss on Impairment		—		—		—		—		(117.0)
Operating Income (Loss)		46.2		42.7		24.3		(3.4)		(136.4)
Other Income (Expense)										
Interest Income		0.6		0.5		1.2		0.7		0.8
Interest Expense		(18.1)		(14.8)		(13.5)		(17.3)		(16.8)
Derivative Gains (Losses)		(0.1)		(0.9)		—		—		—
Foreign Currency Gains (Losses)		0.7		(2.4)		(2.6)		0.1		(0.2)
Gain on Debt Extinguishment		—		—		1.6		0.5		—
Gain on sale of FBO		—		—		12.9		—		—
Note Receivable Impairment		—		(2.5)		—		—		—
SEACOR Corporate Charges		(0.2)		—		—		—		—
		(17.1)		(20.0)		(0.3)		(16.0)		(16.2)
Income (Loss) before Taxes and Equity Earnings		29.1		22.6		24.0		(19.4)		(152.7)
Income Tax Expense (Benefit)		11.7		8.3		14.1		(3.4)		(122.7)
Income (Loss) before Equity Earnings		17.4		14.4		9.8		(16.0)		(30.0)
Equity Earnings (Losses)		0.9		2.7		(1.9)		1.1		1.4
Net Income (Loss)	$	18.3	$	17.0	$	7.9	$	(14.9)	$	(28.6)
Net Loss Attributable to NCI in Subsidiary		0.4		0.1		0.8		6.9		0.5
Net Income (Loss) Attributable to Era Group	$	18.7	$	17.1	$	8.7	$	(8.0)	$	(28.1)
Adjusted EBITDA [(a)]	$	95.3	$	90.8	$	69.0	$	47.1	$	30.3
Adjusted EBITDA Excluding Gains [(a)]	$	77.0	$	84.7	$	63.0	$	42.3	$	25.8

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Era

Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $2.5 million and $0.6 million in 2014 and Q2 2017, respectively
  - A one-time charge of $2.0 million related to operating leases on certain air medical helicopters in 2013
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and 2016, respectively
  - Pre-tax impairment charges of $117.0 million primarily related to the impairment of the Company's H225 model helicopters in Q3 2017
  - Adjustments of $2.0 million related to accounting for PERT and other non-cash accounting adjustments of $0.2 million in Q4 2017

- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results as if the Company had not been a SEACOR subsidiary

Historical EBITDA and Adjusted EBITDA

	Fiscal Year				
(US$ in thousands)	**2013**	**2014**	**2015**	**2016**	**2017**
Net Income (Loss)	$ 18,304	$ 17,021	$ 7,899	$ (14,910)	$ (28,615)
Depreciation	45,561	46,312	47,337	49,315	45,736
Interest Income	(591)	(540)	(1,191)	(741)	(760)
Interest Expense	18,050	14,778	13,526	17,325	16,763
Income Tax Expense (Benefit)	11,727	8,285	14,117	(3,357)	(122,665)
EBITDA	$ 93,051	$ 85,856	$ 81,688	$ 47,632	$ (89,541)
SEACOR Management Fees	168	—	—	—	—
Special Items	2,045	4,919	(12,697)	(518)	119,816
Adjusted EBITDA	$ 95,264	$ 90,775	$ 68,991	$ 47,114	$ 30,275
Gains on Asset Dispositions, Net ("Gains")	(18,301)	(6,101)	(5,953)	(4,787)	(4,507)
Adjusted EBITDA Excluding Gains	$ 76,963	$ 84,674	$ 63,038	$ 42,327	$ 25,768

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